Exhibit 23.3





TO:    The Securities and Exchange Commission
        Washington, D.C. 20549

RE:    XDOGS, Inc.

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form S-8 registration statement of XDOGS, Inc. of our report dated August 1, 2001 on the financial statements of XDOGS, Inc., appearing in the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2001, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such registration statement.




/s/ Cordovano and Harvey, P.C.
------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado
November 13, 2001